Exhibit 99.1

Guidewire Announces Fourth Quarter and Fiscal Year 2026 Financial Results

SAN MATEO, Calif., September 3, 2026 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter and year ended July 31, 2026.

“We closed a great fourth quarter, capping off an incredible year of expanding demand,” said Mike Rosenbaum, chief executive officer, Guidewire. “Customers are deepening their commitments to Guidewire’s core offerings and expanding with new pricing and AI focused products. AI is driving our momentum, as more of our insurance customers choose to align their AI transformation with Guidewire.”

“Strong execution in fiscal year 2026 was visible in record sales activity and in the lowest ARR gross attrition rate since we started measuring ARR,” said Jeff Cooper, chief financial officer, Guidewire. “In fiscal year 2026, we delivered growth rates of 19% for ARR, 22% for fully ramped ARR, and 23% for total revenue, while strong operational discipline led to cash flow from operations margin of 26%.”

Fiscal Year 2026 Financial Highlights
Revenue
•Total revenue for fiscal year 2026 was $1,475.4 million, an increase of 23% from fiscal year 2025. Subscription and support revenue was $970.9 million, an increase of 33%; license revenue was $234.6 million, a decrease of 7%; and services revenue was $269.9 million, an increase of 23%, each compared to fiscal year 2025.
•As of July 31, 2026, annual recurring revenue, or ARR, was $1,242 million based on currency exchange rates as of July 31, 2025, compared to $1,041 million as of July 31, 2025. ARR grew in fiscal year 2026 by 19% on a constant currency basis. We measure ARR results on a constant currency basis during the fiscal year and revalue ARR at year end to current currency exchange rates and, based on this revaluation to currency exchange rates as of July 31, 2026, ARR was $1,237 million.
•As of July 31, 2026, fully ramped annual recurring revenue, or fully ramped ARR, was $1,578 million based on currency exchange rates as of July 31, 2025, compared to $1,296 million as of July 31, 2025. Fully ramped ARR grew in fiscal year 2026 by 22% on a constant currency basis. When revalued to currency exchange rates as of July 31, 2026, fully ramped ARR was $1,573 million.
Profitability
•GAAP income from operations was $149.9 million for fiscal year 2026, compared with $41.1 million for fiscal year 2025.
•Non-GAAP income from operations was $339.9 million for fiscal year 2026, compared with $208.2 million for fiscal year 2025.
•GAAP net income was $139.3 million for fiscal year 2026, compared with $69.8 million for fiscal year 2025. GAAP net income was negatively impacted by a foreign currency loss of $22.5 million during fiscal year 2026, compared to a foreign currency gain of $16.7 million during fiscal year 2025 due to fluctuations in foreign exchange rates.
•GAAP diluted net income per share was $1.63 for fiscal year 2026, based on diluted weighted average shares outstanding of 85.4 million, compared with $0.81 for fiscal year 2025, based on diluted weighted average shares outstanding of 85.9 million.
•Non-GAAP net income was $293.0 million for fiscal year 2026, compared with $215.1 million for fiscal year 2025.
•Non-GAAP diluted net income per share was $3.43 for fiscal year 2026, based on diluted weighted average shares outstanding of 85.4 million, compared with non-GAAP diluted net income per share of $2.51 for fiscal year 2025, based on diluted weighted average shares outstanding of 85.9 million.
Liquidity and Capital Resources
•Guidewire had $1,215.3 million in cash, cash equivalents, and investments at July 31, 2026, compared to $1,483.2 million at July 31, 2025.
•Guidewire generated $389.7 million in cash from operations during the fiscal year ended July 31, 2026, compared to $300.9 million during the fiscal year ended July 31, 2025.
•Guidewire repurchased 4,085,350 shares of common stock at an average price of $148.41 during the fiscal year ended July 31, 2026, for an aggregate purchase price of $606.3 million. As of July 31, 2026, $31.9 million remained available for purchases under the share repurchase program.

Fourth Quarter Fiscal Year 2026 Financial Highlights
Revenue
•Total revenue for the fourth quarter of fiscal year 2026 was $411.1 million, an increase of 15% from the same quarter in fiscal year 2025. Subscription and support revenue was $266.7 million, an increase of 32%; license revenue was $77.1 million, a decrease of 18%; and services revenue was $67.3 million, an increase of 10%, each as compared to the same quarter in fiscal year 2025.
Profitability
•GAAP income from operations was $62.3 million for the fourth quarter of fiscal year 2026, compared with $29.6 million for the same quarter in fiscal year 2025.
•Non-GAAP income from operations was $111.3 million for the fourth quarter of fiscal year 2026, compared with $73.5 million for the same quarter in fiscal year 2025.
•GAAP net income was $31.4 million for the fourth quarter of fiscal year 2026, compared with $52.0 million for the same quarter in fiscal year 2025. GAAP net income per share was $0.38, based on diluted weighted average shares outstanding of 83.6 million, compared with $0.60 for the same quarter in fiscal year 2025, based on diluted weighted average shares outstanding of 86.3 million. GAAP net income was negatively impacted by a foreign currency loss of $24.0 million during the fourth quarter of fiscal year 2026, compared to a foreign currency gain of $2.8 million during the same quarter in fiscal year 2025 due to fluctuations in foreign exchange rates.
•Non-GAAP net income was $83.1 million for the fourth quarter of fiscal year 2026, compared with $70.3 million for the same quarter in fiscal year 2025.
•Non-GAAP net income per share was $0.99, based on diluted weighted average shares outstanding of 83.6 million, compared with $0.81 for the same quarter in fiscal year 2025, based on diluted weighted average shares outstanding of 86.3 million.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2027 based on current expectations:
•Ending ARR between $1,253 million and $1,259 million
•Subscription and support revenue between $279 million and $283 million
•Total revenue between $372 million and $378 million
•GAAP operating income between $19 million and $25 million
•Non-GAAP operating income between $64 million and $70 million

Guidewire is issuing the following outlook for fiscal year 2027 based on current expectations:
•Ending ARR between $1,450 million and $1,460 million
•Subscription and support revenue between $1,240 million and $1,246 million
•Total revenue between $1,707 million and $1,727 million
•GAAP operating income between $197 million and $217 million
•Non-GAAP operating income between $403 million and $423 million
•Operating cash flow between $445 million and $465 million

Conference Call Information

What:	Guidewire Fourth Quarter and Fiscal Year 2026 Financial Results Conference Call
When:	Thursday, September 3, 2026
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	922 3947 8049
Password:	515703
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months. A quarterly earnings supplemental presentation providing additional information and analysis can be found on our investor relations website (www.guidewire.com).

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, (gains) losses on sale of strategic investments, retirement of debt, unrealized foreign exchange rate (gains) losses, and related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.
All prior period non-GAAP measures presented herein have been recast to exclude unrealized foreign currency exchange rate impacts, consistent with the methodology change adopted in the third quarter of fiscal year 2026.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the fiscal year ended July 31, 2026, the recurring license and support or subscription contract value recognized as services revenue was $7.2 million. Fully ramped annual recurring revenue (“fully ramped ARR”) is used to quantify the annualized recurring value outlined in active customer contracts including all non-variable price increases outlined in the pricing schedule of an executed customer contract within the first five years.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare Guidewire’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 44 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1700+ successful projects supported by the industry’s largest R&D team and consulting partner ecosystem. Our marketplace represents the largest partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, business and product strategies, expectations regarding customer demand, market opportunities, and sales momentum. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: fluctuations in our quarterly and annual operating results; our reliance on sales to, and renewals from, a relatively small number of large customers and the related substantial negotiating leverage of these customers; the length and complexity of our sales, product development, and implementation cycles; our competitive environment and changes thereto; our ability to effectively manage international expansion; issues in the development, adoption, deployment, workforce use and maintenance of artificial intelligence (“AI”) and machine learning technologies combined with an uncertain and evolving regulatory environment; long-term pricing commitments made in our customer contracts based on available information; our ability to expand adoption of our cloud-based products and services, and the risk that any of our established products may fail to satisfy customer demands or maintain market acceptance; the impact of seasonal and other variations related to our customer agreements and revenue recognition on our results of operations, ARR, and cash flows; our ability to develop, introduce, and market new and enhanced versions of our products and services; our ability to retain existing and hire new personnel, including managing a hybrid and geographically distributed workforce; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our dependence on the quality of our professional services and third-party global system integrator partners to sell our products and services; the impact of changes in our revenue mix, and the realization of lower gross margins from our services, subscription, and support revenues compared to our license revenue; the impact of global events (including, without limitation, macroeconomic and geopolitical conditions, ongoing global conflicts, inflation, high interest rates, and general economic volatility); data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; the impact of evolving regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; stock price volatility regardless of our operating performance; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2026	July 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$372,887	$697,902
Short-term investments	380,175	451,541
Accounts receivable, net	193,720	140,639
Unbilled accounts receivable, net	140,832	130,959
Prepaid expenses and other current assets	99,363	86,374
Total current assets	1,186,977	1,507,415
Long-term investments	462,223	333,754
Unbilled accounts receivable, net	—	670
Property and equipment, net	67,800	60,436
Operating lease assets	34,404	39,309
Intangible assets, net	16,406	12,042
Goodwill	423,267	393,978
Deferred tax assets, net	286,585	297,234
Other assets	99,283	76,261
TOTAL ASSETS	$2,576,946	$2,721,099
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,074	$28,797
Accrued employee compensation	146,331	140,613
Deferred revenue, net	437,181	340,253
Other current liabilities	42,911	35,139
Total current liabilities	664,497	544,802
Lease liabilities	25,206	30,687
Convertible senior notes, net	678,094	674,568
Deferred revenue, net	1,633	4,533
Other liabilities	13,828	9,279
Total liabilities	1,383,258	1,263,869
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	2,230,308	2,020,393
Accumulated other comprehensive income (loss)	(12,233)	(8,922)
Retained earnings (accumulated deficit)	(1,024,396)	(554,249)
Total stockholders’ equity	1,193,687	1,457,230
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,576,946	$2,721,099

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2026	2025	2026	2025
Revenue:
Subscription and support	$266,735	$201,893	$970,885	$731,296
License	77,086	93,638	234,578	251,935
Services	67,266	61,039	269,900	219,228
Total revenue	411,088	356,570	1,475,363	1,202,459
Cost of revenue(1):
Subscription and support	69,466	64,575	265,203	235,106
License	522	909	1,982	3,624
Services	71,420	59,275	260,810	211,676
Total cost of revenue	141,408	124,759	527,995	450,406
Gross profit:
Subscription and support	197,269	137,318	705,682	496,190
License	76,564	92,729	232,596	248,311
Services	(4,154)	1,764	9,090	7,552
Total gross profit	269,679	231,811	947,368	752,053
Operating expenses(1):
Research and development	90,587	84,097	340,097	296,160
Sales and marketing	65,003	65,648	258,937	230,346
General and administrative	51,771	52,469	198,460	184,479
Total operating expenses	207,361	202,214	797,494	710,985
Income (loss) from operations	62,318	29,597	149,874	41,068
Interest income	10,132	13,503	48,564	56,625
Interest expense	(3,360)	(3,298)	(13,324)	(13,211)
Other income (expense), net	(23,788)	1,183	(20,997)	(35,087)
Income (loss) before provision for (benefit from) income taxes	45,303	40,985	164,117	49,395
Provision for (benefit from) income taxes	13,908	(10,966)	24,834	(20,409)
Net income (loss)	$31,395	$51,951	$139,283	$69,804
Net income (loss) per share:
Basic	$0.38	$0.62	$1.65	$0.83
Diluted	$0.38	$0.60	$1.63	$0.81
Shares used in computing net income (loss) per share:
Basic	82,870,116	84,366,889	84,186,951	83,846,793
Diluted	83,620,224	86,267,658	85,405,177	85,911,653

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2026	2025	2026	2025
Stock-based compensation expense:
Cost of subscription and support revenue	$3,377	$3,442	$13,814	$13,953
Cost of license revenue	—	32	—	136
Cost of services revenue	6,380	5,541	24,583	20,759
Research and development	12,784	11,200	49,061	41,760
Sales and marketing	11,706	11,870	46,720	43,270
General and administrative	12,537	10,106	47,622	41,678
Total stock-based compensation expense	$46,784	$42,191	$181,799	$161,556

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$31,395	$51,951	$139,283	$69,804
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,320	6,220	27,952	23,758
Amortization of debt issuance costs	992	976	3,939	3,758
Amortization of contract costs	9,199	8,375	35,011	30,893
Stock-based compensation	46,784	42,191	181,799	161,556
Changes to allowance for credit losses and revenue reserves	(26)	(581)	2,516	526
Deferred income tax	8,059	(15,929)	8,981	(31,780)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(877)	(1,713)	(6,254)	(10,326)
(Gains) losses on sale of strategic investments	—	—	(632)	(3,671)
Changes in fair value of strategic investments	65	1,789	(489)	2,130
Loss on retirement of debt	—	—	—	53,565
Other non-cash items affecting net income (loss)	(106)	130	(88)	186
Changes in operating assets and liabilities:
Accounts receivable	(55,144)	7,261	(54,868)	(3,348)
Unbilled accounts receivable	84,021	35,541	(9,193)	(38,930)
Prepaid expenses and other assets	(21,539)	(28,749)	(55,354)	(58,054)
Operating lease assets	2,039	2,458	4,905	4,441
Accounts payable	3,802	(2,190)	11,712	11,399
Accrued employee compensation	29,774	50,690	6,196	30,090
Deferred revenue	134,456	81,493	93,675	56,617
Lease liabilities	(660)	(1,770)	(4,232)	(2,891)
Other liabilities	4,332	6,688	4,857	1,144
Net cash provided by (used in) operating activities	283,886	244,831	389,716	300,867
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(214,235)	(186,241)	(859,150)	(858,571)
Maturities and sales of available-for-sale securities	223,411	135,125	806,049	665,012
Purchases of property and equipment	(2,122)	(3,405)	(12,056)	(5,741)
Capitalized software development costs	(5,064)	(3,742)	(19,003)	(14,714)
Acquisition of strategic investments	(55)	—	(14,646)	(1,772)
Sale of strategic investments	—	—	781	5,671
Acquisition of businesses, net of acquired cash	(4,500)	(127)	(37,953)	(26,850)
Net cash provided by (used in) investing activities	(2,565)	(58,390)	(135,977)	(236,965)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	671,840
Payment for the retirement of convertible senior notes	—	—	—	(353,535)
Payment for the maturity of convertible senior notes	—	—	—	(179,061)
Purchase of capped calls	—	—	—	(58,788)
Payment of revolving credit facility costs	—	—	—	(2,065)
Proceeds from issuance of common stock under employee stock purchase plan	13,239	—	26,603	—
Proceeds from issuance of common stock upon exercise of stock options	190	728	729	3,902
Repurchase and retirement of common stock	(213,862)	—	(606,309)	—
Net cash provided by (used in) financing activities	(200,433)	728	(578,977)	82,293
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,635)	412	(969)	3,715

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	78,252	187,581	(326,207)	149,910
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	294,634	511,513	699,094	549,184
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$372,887	$699,094	$372,887	$699,094

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2026	2025	2026	2025
Gross profit reconciliation:
GAAP gross profit	$269,679	$231,811	$947,368	$752,053
Non-GAAP adjustments:
Stock-based compensation	9,757	9,015	38,396	34,848
Amortization of intangibles	1,187	800	4,232	2,255
Non-GAAP gross profit	$280,623	$241,626	$989,996	$789,156

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$62,318	$29,597	$149,874	$41,068
Non-GAAP adjustments:
Stock-based compensation	46,784	42,191	181,799	161,556
Amortization of intangibles	1,733	1,565	6,701	5,444
Acquisition consideration holdback	445	177	1,510	177
Non-GAAP income (loss) from operations	$111,280	$73,530	$339,884	$208,245

Net income (loss) reconciliation:
GAAP net income (loss)	$31,395	$51,951	$139,283	$69,804
Non-GAAP adjustments:
Stock-based compensation	46,784	42,191	181,799	161,556
Amortization of intangibles	1,733	1,565	6,701	5,444
Acquisition consideration holdback	445	177	1,510	177
Amortization of debt issuance costs	992	976	3,939	3,758
Changes in fair value of strategic investments	64	1,789	(489)	2,130
(Gains) losses on sale of strategic investments	—	—	(632)	(3,671)
Retirement of debt	—	—	—	53,565
Unrealized foreign exchange rate (gains) losses(1)	23,975	(2,776)	22,462	(16,743)
Tax impact of non-GAAP adjustments	(22,244)	(25,572)	(61,541)	(60,902)
Non-GAAP net income (loss)	$83,143	$70,301	$293,031	$215,118

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$13,908	$(10,966)	$24,834	$(20,409)
Non-GAAP adjustments:
Stock-based compensation	14,178	7,258	40,332	25,368
Amortization of intangibles	525	269	1,488	855
Acquisition consideration holdback	135	30	341	30
Amortization of debt issuance costs	300	168	871	594
Changes in fair value of strategic investments	19	308	(90)	359
(Gains) losses on sale of strategic investments	—	—	(125)	(520)
Retirement of debt	—	—	—	7,585
Unrealized foreign exchange rate (gains) losses(1)	7,266	(478)	7,113	(3,488)
Tax impact of non-GAAP adjustments	(179)	18,016	11,610	30,119
Non-GAAP tax provision (benefit)	$36,153	$14,606	$86,375	$40,493

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2026	2025	2026	2025
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.38	$0.60	$1.63	$0.81
Non-GAAP adjustments:
Stock-based compensation	0.56	0.49	2.13	1.89
Amortization of intangibles	0.02	0.02	0.08	0.06
Acquisition consideration holdback	0.01	—	0.01	—
Amortization of debt issuance costs	0.01	0.01	0.05	0.04
Changes in fair value of strategic investments	—	0.02	(0.01)	0.02
(Gains) losses on sale of strategic investments	—	—	(0.01)	(0.04)
Retirement of debt	—	—	—	0.63
Unrealized foreign exchange rate (gains) losses(1)	0.29	(0.03)	0.26	(0.19)
Tax impact of non-GAAP adjustments	(0.27)	(0.30)	(0.72)	(0.71)
Non-GAAP net income (loss) per share – diluted	$0.99	$0.81	$3.43	$2.51

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP and pro forma weighted average shares — diluted	83,620,224	86,267,658	85,405,177	85,911,653
(1) During the third quarter of fiscal year 2026, we began excluding unrealized foreign currency exchange rate (gains) losses as a non-GAAP adjustment to other income (expense), net. Accordingly, we have recast previously reported amounts in our non-GAAP schedules.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2026	2025	2026	2025
Free cash flow:
Net cash provided by (used in) operating activities	$283,886	$244,831	$389,716	$300,867
Purchases of property and equipment	(2,122)	(3,405)	(12,056)	(5,741)
Capitalized software development costs	(5,064)	(3,742)	(19,003)	(14,714)
Free cash flow	$276,700	$237,684	$358,657	$280,412

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	First Quarter Fiscal Year 2027			Fiscal Year 2027
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$19	—	$25	$197	—	$217
Non-GAAP adjustments:
Stock-based compensation	44	—	44	202	—	202
Amortization of intangibles & other	2	—	2	4	—	4
Non-GAAP income (loss) from operations	$64	—	$70	$403	—	$423
Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown as totals in certain tables above may not be an arithmetic aggregation of the figures that precede them.